Exhibit 32.2

Certificate of the Chief Financial Officer of Mobileye Global Inc. pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.]

In connection with the Quarterly Report on Form 10-Q of Mobileye Global Inc. for the period ending October 1 , 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anat Heller, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Mobileye Global Inc.

Date: December 7, 2022

	By:	/s/ Anat Heller
Anat Heller Chief Financial Officer
(Principal Financial and Accounting Officer)